Exhibit 99.1

DRI Corporation Introduces Newly Elected Board Member

Huelon Andrew Harrison Brings Additional Transit and Banking Experience to the DRI Board of Directors

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that shareholders approved Huelon Andrew Harrison as a new director on the Company’s Board of Directors during the Annual Meeting of Shareholders held June 3, 2008, in North Carolina.

Mr. Harrison, who fills a Board position that has been vacant for some time, has more than 20 years’ professional experience in commercial banking, focusing on generating significant increases in relationship with historically under-served clients. He has integrated his professional experience in banking, transportation, civic affiliations, community outreach, and tourism to provide clients with strategic planning, management, and decision-making abilities. This unique combination coupled with his strategic alliances has afforded Mr. Harrison, age 47, the opportunity to effectively support municipalities, communities, and businesses.

Since 1987, Mr. Harrison has been principal of Legacy Resource Group (and its predecessor entity) in Dallas, which provides consulting services to businesses, organizations, and individuals. His primary focus there is strategic partnering, business development, and adaptive management.

From 2007 to present, Mr. Harrison provided consulting services for ACT 21, a joint venture assisting with goals for disadvantaged, minority and/or women-owned business enterprises (D/M/WBE) that were set forth by Dallas Area Rapid Transit (DART).

From 2006 to present, Mr. Harrison served as Minority and/or Women-owned Business Enterprises (M/WBE) Coordinator of the Cedar Hill Government Center where he provided M/WBE coordination services for Hunt Construction.

From 1991 to 2006, Mr. Harrison served as Vice President, Community Relationship Manager at Chase Bank (formerly Bank One, Texas, N.A.) in its Dallas Community Banking Group where he managed a portfolio of more than 400 clients. While there, he also served as company liaison to business owners, not-for-profit organizations, and community groups.

From 1990 to 1991, Mr. Harrison was Vice President, Commercial Lending at Texas Commerce Bank (formerly First City, Texas). While there, he was responsible for developing and implementing marketing programs to increase commercial and consumer borrowing activity. Mr. Harrison is affiliated with several professional and community-based organizations.

Mr. Harrison has held several influential roles within the U.S. transit industry, including:

  Chairman of the American Public Transportation Association Transit Board Members’ Council from 2004 to 2006;
  Chairman of the DART Board of Directors from 2003 to 2005; and
  Member of the DART Board of Directors from 1998 to 2006.

Mr. Harrison also has served in numerous civic leadership roles, including:

  Chairman of the Dallas Community Development Commission since 2008;
  Board member of the Dallas Convention & Visitors Bureau since 1996;
  Trustee of the African American Museum in Dallas since 1990;
  Chairman of West Dallas Community Centers, Inc. from 2002 to 2005;
  Chairman of the Dallas Black Chamber of Commerce from 2002 to 2004; and
  Chairman of the City of Dallas Urban Rehabilitation Standards Board from 1996 to 1998.

In 1981, Mr. Harrison earned a Master of Business Administration (Finance) with Honors from Atlanta University in Georgia. In 1980, he graduated Magna Cum Laude from Southern University in Baton Rouge, La., where he earned a Bachelor of Science (Accounting).

In addition to Mr. Harrison, the following individuals were re-elected to serve on the Company’s Board of Directors until the next annual meeting in 2009:

  John D. Higgins, age 75, Glen Head, N.Y.;
  C. James Meese Jr., age 66, Raleigh, N.C.;
  Stephanie L. Pinson, age 71, Watchung, N.J.;
  John K. Pirotte, age 58, Raleigh, N.C.;
  Juliann Tenney, J.D., age 55, Chapel Hill, N.C.; and
  David L. Turney, age 64, Dallas, Texas.

For each director’s full biography, please refer to the 2008 Definitive Proxy Statement available on the Company’s Web site, www.digrec.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com